UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025
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Zuora, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38451	20-5530976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Redwood Shores Parkway, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 976-9056

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ZUO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On February 11, 2025, Zuora, Inc. (“Zuora” or “we”) provided the following information regarding our preliminary results of operations for the quarter ended January 31, 2025 and the full fiscal year ended January 31, 2025:
•Revenue: Subscription revenue for the fourth quarter of fiscal 2025 was $106.5 million, an increase of 6.3% year-over-year. Service revenue was $11.3 million, an increase of 7.1% year-over-year. Total revenue was $117.7 million, an increase of 6.4% year-over-year.
Subscription revenue for the full fiscal year 2025 was $414.8 million, an increase of 8.2% year-over-year. Service revenue was $45.1 million, a decrease of 6.6% year-over-year. Total revenue was $459.8 million, an increase of 6.5% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $4.8 million for the fourth quarter of fiscal 2025, compared to a loss from operations of $17.2 million for the fourth quarter of fiscal 2024.

GAAP loss from operations was $30.1 million for the full fiscal year 2025, compared to a loss from operations of $64.4 million in fiscal 2024.
•Non-GAAP Income from Operations: Non-GAAP income from operations was $26.9 million for the fourth quarter of fiscal 2025, compared to non-GAAP income from operations of $15.9 million in the fourth quarter of fiscal 2024.

Non-GAAP income from operations was $96.2 million for the full fiscal year 2025, compared to non-GAAP income from operations of $47.5 million in fiscal 2024.
•Cash Flow: Net cash provided by operating activities was $18.8 million for the fourth quarter of fiscal 2025, compared to net cash provided by operating activities of $16.9 million for the fourth quarter of fiscal 2024.

Net cash provided by operating activities was $85.5 million for fiscal 2025, compared to net cash used in operating activities of $18.8 million in fiscal 2024.
•Free Cash Flow: Free cash flow was $16.3 million for the fourth quarter of fiscal 2025, compared to $13.8 million in the fourth quarter of fiscal 2024.

Free cash flow was $73.7 million for the full fiscal year 2025, compared to negative $28.8 million in fiscal 2024.
•Annual Recurring Revenue (ARR): ARR was $418.0 million as of January 31, 2025, compared to $403.1 million as of January 31, 2024, representing ARR growth of 3.7%.
•Dollar-Based Retention Rate (DBRR): DBRR was 101% as of January 31, 2025, compared to 106% as of January 31, 2024.
Reconciliations of GAAP and non-GAAP financial measures are provided in the tables below.
Explanation of Key Operational Metric:
Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR growth is calculated by dividing the ARR as of a period end by the ARR for the corresponding period end of the prior fiscal year.

Dollar-based Retention Rate (DBRR). We calculate DBRR as of a period end by starting with the sum of the annual contract value (“ACV”) from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.
Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this Current Report on Form 8-K (“Current Report”) and the accompanying table contains non-GAAP financial measures including: non-GAAP income from operations; non-GAAP operating margin; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Shareholder matters. We exclude non-recurring charges and benefits, net of insurance recoveries, including litigation expenses, settlements and other legal, consulting and advisory fees, related to shareholder matters that are outside of the ordinary course of our business, including expenses related to a cooperation agreement. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing, results and resolution of such litigation, settlements, agreements or other shareholder matters.
•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software, office leases, and acquired intangible assets. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of debt derivative and warrant liabilities. We exclude fair value adjustments related to the debt derivative and warrant liabilities, which are non-cash gains or losses, as they can fluctuate significantly with changes in Zuora's stock price and market volatility, and do not reflect the underlying cash flows or operational results of the business.
•Acquisition-related expenses. We exclude acquisition-related expenses (including integration-related charges) that are not related to our ongoing operations. These expenses include gains or losses recognized on contingent consideration related to acquisitions, including costs associated with our proposed acquisition. We do not consider these transaction expenses as reflective of our core business or ongoing operating performance.
•Workforce reductions. We exclude charges related to workforce reduction plans, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.
Additionally, we disclose "free cash flow", which is a non-GAAP measure that includes adjustments to operating cash flows for cash impacts related to net purchases of property and equipment. We include the impact of net purchases of property and equipment in our free cash flow calculation because we consider these capital expenditures to be a necessary component of our ongoing operations. We believe this measure is meaningful to investors because management reviews cash flows generated from operations including such expenditures.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
The information in this Current Report is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The information contained herein shall not be deemed incorporated by reference in any registration statement or other document filed with the Securities and Exchange Commission by Zuora, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report contains certain "forward-looking" statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act, including "may" and "will". Forward-looking statements include statements regarding or audited financial results may vary from the preliminary estimates, are subject to adjustment and such differences could be material. Forward looking statements are not a guarantee of future performance or results. The forward-looking statements included in this Current Report represent our views as of the date of this Current Report. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

Zuora, Inc.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)
Operating (Loss) Income and Operating Margin

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
Reconciliation of (loss) income from operations:
GAAP loss from operations	$(4,750)	$(17,168)	$(30,129)	$(64,407)
Add:
Stock-based compensation	20,966	23,079	90,098	101,052
Workforce reductions	4,378	6,984	5,896	7,249
Acquisition-related expenses	5,104	—	22,204	211
Amortization of acquired intangibles	1,199	607	3,905	2,690
Asset impairment	—	2,219	—	3,811
Shareholder matters	—	153	4,240	(3,112)
Non-GAAP income from operations	$26,897	$15,874	$96,214	$47,494
GAAP operating margin	(4)%	(16)%	(7)%	(15)%
Non-GAAP operating margin	23%	14%	21%	11%

Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2025	2024	2025	2024
Reconciliation of free cash flow:
Net cash provided by (used in) operating activities (GAAP)	$18,835	$16,909	$85,545	$(18,767)
Less:
Purchases of property and equipment	(2,550)	(3,074)	(11,802)	(9,987)
Free cash flow (non-GAAP)	$16,285	$13,835	$73,743	$(28,754)
Net cash provided by (used in) investing activities (GAAP)	$87,687	$(181,303)	$35,835	$(84,277)
Net cash provided by financing activities (GAAP)	$4,540	$4,916	$10,846	$156,542

The financial results included in this report are preliminary and pending the completion of Zuora’s financial closing and audit. As a result, Zuora’s audited financial results may vary from the preliminary estimates, are subject to adjustment and such differences could be material. Financial results will not be available or final until Zuora completes its financial closing and audit and, if applicable, files its annual report on Form 10-K for the period. Given the proposed acquisition of Zuora, we may not ever release our final results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUORA, INC.
(Registrant)

Dated: February 11, 2025	By:	/s/ Todd McElhatton
Todd McElhatton
Chief Financial Officer